Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Kay Stroman, Grande Communications Networks LLC
(512) 878-5221
kay.stroman@corp.grandecom.com

RECAPITALIZATON OF GRANDE COMMUNICATIONS

SAN MARCOS, Texas – September 15, 2009 – Grande Communications Holdings, Inc. announced today that the recapitalization of its wholly-owned subsidiary and operating company, Grande Communications Networks LLC, successor in interest to Grande Communications Networks, Inc. (“Grande Communications”), has been completed.   Grande Communications will now be owned indirectly by a newly formed partnership in which a fund managed by ABRY Partners, LLC (“ABRY”) owns a controlling interest.  Grande Communications Holdings, Inc. will hold an indirect minority interest in Grande Communications.  As part of the transaction, Grande Communications will be managed by Atlantic Broadband Finance, LLC, an existing portfolio company of ABRY, whose management team includes several cable industry veterans.

In connection with the transaction, the 14% Senior Secured Notes due 2011 of Grande Communications Holdings, Inc., which were guaranteed by Grande Communications, were repurchased or called for redemption.  The transaction was financed through a combination of equity financing from a fund managed by ABRY and certain affiliated entities and Grande Communications’ new credit facility under its credit agreement with Société Générale as administrative agent.

Scott Ferguson, Grande’s Vice President of Operations, said the additional capital will allow continued investment in its operations as well as future growth. “This is tremendous news for Grande’s employees and its customers. The infusion of new capital, combined with Atlantic Broadband’s management depth, is a great step forward for Grande.”

Matt Murphy, formerly Atlantic Broadband’s Senior Vice President for Corporate Development, has been named President of Grande Communications. Murphy will be responsible for oversight and management of Grande’s operational performance and strategic direction of its growth efforts.  He commented, “I am very excited to become a part of the Grande team.  Grande has a terrific history of performance and I see a great opportunity to help take it to the next level.  The Atlantic team and I are very eager to help support the company’s people, networks and loyal customer base.”

About Grande Communications (www.grandecom.com)
Headquartered in San Marcos, Texas, Grande Communications delivers high-speed Internet, local and long-distance telephone and digital cable over its own advanced network to communities in Texas. Grande's bundled service area includes portions of Austin, Corpus Christi, suburban northwest Dallas, Midland, Odessa, San Antonio, San Marcos and Waco.

About ABRY
Based in Boston, Massachusetts, ABRY Partners enjoys a position as one of the most experienced and successful media and communications focused private equity investment firms in North America. Since 1989, ABRY Partners has completed over $21 billion of leveraged transactions and other private equity and mezzanine investments, representing investments in more than 500 media and communications properties.

About Atlantic Broadband
Atlantic Broadband is the 15th largest cable operator in the United States. The privately held company is headquartered in Quincy, Massachusetts, with over 700 employees and 286,000 customers located in four operating regions: central Pennsylvania, Miami Beach, Maryland/Delaware, and Aiken, SC. Additional information is available at www.atlanticbb.com.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995
This press release may contain forward-looking statements relating to Grande Communications operations that are based on its current expectations, estimates and projections. Words such as “anticipates”, "expects," "intends," "plans," "projects," "believes," "estimates," and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and could cause actual results and outcomes to be materially different. Such risks and uncertainties include those listed under the caption “Risk Factors” in Grande Communications Holding’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission and Grande’s Quarterly Reports on Form 10-Q filed with the SEC after such 10-K. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Grande Communications Holdings, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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